Exhibit (d)(1)(iv)

FORM OF [GLOBAL] [DEFINITIVE] NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), IN RELIANCE ON SECTION 3(A)(9) OF THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION. THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $20,000 (AND INTEGRAL MULTIPLES OF $1.00 IN EXCESS THEREOF) FOR THE NOTEHOLDER AND FOR EACH SUCH ACCOUNT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED HEREIN, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE FUND OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING SET FORTH HEREIN AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE NOTES REGISTRAR.]1

1	For Global Note.

THE GABELLI UTILITY TRUST

[No. ___
CUSIP No. [●]
ISIN: [●]]2

$[PRINCIPAL AMOUNT]	[DATE]

[FOR VALUE RECEIVED, The Gabelli Utility Trust, a Delaware statutory trust (the “Fund”) registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), hereby promises to pay to CEDE & CO. or its registered assigns (each, a “Noteholder”), the principal sum of [●] (U.S.$[●]), or such other principal sum as is equal to the aggregate principal amount of this Note identified from time to time on the records of the Notes Registrar and Schedule A hereto as being represented by this Global Note, together with all accrued interest thereon, as provided in this Note (this “Note”). The provisions set forth in Exhibit A attached hereto shall be deemed to be incorporated herein. Capitalized terms not defined herein shall have the meanings given to such terms in Exhibit A.]3

[FOR VALUE RECEIVED, The Gabelli Utility Trust, a Delaware statutory trust (the “Fund”) registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), hereby promises to pay to the holders listed on Appendix A hereto (each, a “Noteholder”) the principal amount set out opposite each such Noteholder’s name on Appendix A, together with all accrued interest thereon, as provided in this Note (this “Note”).]4

1. Payment Dates.

(a) Payment Date. The aggregate unpaid principal amount of this Note, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable on December 31, 2024.

(b) Prepayment. The Fund may prepay this Note in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

2. Interest.

(a) Interest Rate. Principal amounts outstanding under this Note shall bear interest at a rate per annum (the “Interest Rate”) equal to Five and Twenty-Five Hundredths percent (5.25%).

(b) Computation of Interest. Interest shall accrue and be paid monthly at the rate of Four Dollars and Thirty Seven-and-a-half Cents ($4.375) per One Thousand Dollars of Principal ($1,000).

(c) Interest Rate Limitation. If at any time the interest rate payable on this Note shall exceed the maximum rate of interest permitted under applicable law, such interest rate shall be reduced automatically to the maximum rate permitted.

[2]	For Global Note.
[3]	For Global Note.
[4]	For Definitive Note.

3. Payment Mechanics.

(a) Manner of Payment. [All payments of principal and interest shall be made in US dollars and, in the case of payments of interest, shall be made no later than 5PM (New York City time) on the last day of each calendar month, so long as such day is a Business Day (as defined below). Such payments shall be made by wire transfer of immediately available funds to each Noteholder’s account at a bank specified by such Noteholder in writing to the Fund from time to time.]5 [The interest shall be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest. All payments of principal and interest shall be made in US dollars and, in the case of payments of interest, shall be made no later than 5PM (New York City time) on the last day of each calendar month, so long as such day is a Business Day (as defined below). Such payments shall be made by the Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder or its nominee in writing to the Paying Agent from time to time; provided that the Noteholder has provided wiring instructions to the Paying Agent on or before the related Record Date or, if wire transfer cannot be effected, by a US dollar check drawn on a bank, or by a US dollar check mailed to the Noteholder at its address in the Register. Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided herein) at the office of the Notes Registrar or the Paying Agent.]6

(b) Application of Payments. All payments shall be applied, first, to accrued interest, and, second, to principal outstanding under this Note.

(c) Business Day. Whenever any payment hereunder is due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day. “Business Day” means a day other than Saturday, Sunday, or other day on which commercial banks in New York, NY are authorized or required by law to close.

(d) [Evidence of Debt. Recorded on Appendix A hereto is each Note issued to a Noteholder by the Fund and the date and amount of each payment of such Note. The entries made on Appendix A shall be prima facie evidence of the existence and amount of the obligations of the Fund recorded therein in the absence of manifest error. No failure to make any such record, nor any errors in making any such records, shall affect the validity of the Fund’s obligation to repay the unpaid principal of this Note with interest in accordance with the terms of this Note.]7

[5]	For Definitive Note.
[6]	For Global Note.
[7]	For Definitive Note.

4. Representations and Warranties. The Fund represents and warrants to each Noteholder as follows:

(a) Existence. The Fund is a statutory trust, duly formed in the State of Delaware, validly existing, and in good standing under the laws of the State of Delaware. The Fund has the requisite power and authority to own, lease, and operate its property, and to carry on its business.

(b) Compliance with Law. The Fund is in material compliance with all laws, statutes, ordinances, rules, and regulations applicable to or binding on the Fund, its property, and business.

(c) Power and Authority. The Fund has the requisite power and authority to execute, deliver, and perform its obligations under this Note.

(d) Authorization; Execution and Delivery and Enforceability. The execution and delivery of this Note by the Fund and the performance of its obligations hereunder have been duly authorized by all necessary trust action in accordance with applicable law. The Fund has duly executed and delivered this Note. This Note constitutes the legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms.

5. Events of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder:

(a) The Fund fails to pay (i) any principal amount of this Note when due; or (ii) any interest on this Note within five (5) Business Days after the date such amount is due;

(b) This Note fails to have, on the last Business Day of each of 24 consecutive calendar months, an asset coverage (calculated in accordance with Section 18 of the Investment Company Act of 1940, as amended) of at least 100%; or

(c) This Note fails to have, on the last Business Day of any calendar month, an asset coverage (calculated in accordance with Section 18 of the Investment Company Act of 1940, as amended) of at least 300% and such failure has not been cured by the last Business Day of the immediately succeeding calendar month.

6. Notice of Event of Default. Promptly after it becomes aware of the occurrence of an Event of Default or an event that with the passage of time and/or the giving of notice would become an Event of Default (a “Potential Event of Default”), and in any event within five (5) Business Days, the Fund shall notify each Noteholder in writing of the occurrence of such Event of Default (or Potential Event of Default).

7. Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default under Section 5(a) hereof, there shall be payable on the amount not timely paid, interest at a rate per annum equal to Ten and Fifty Hundredths percent (10.50%) per annum (which rate shall, for the avoidance of doubt, be paid in lieu of, and not in addition to, the Interest Rate); provided that such rate shall in no event exceed the maximum rate of interest permitted under applicable law (the “Default Rate”), to the extent permitted by law. This interest shall accrue at the Default Rate until the unpaid amount, together with interest thereon, shall have been paid in full.

(b) Upon the occurrence and during the continuance of an Event of Default under Section 5(b) or Section 5(c) hereof, there shall be payable on the outstanding principal amount of this Note interest at the Default Rate, to the extent permitted by law. This interest shall accrue at the Default Rate until the unpaid amount, together with interest thereon, shall have been paid in full.

(c) Upon the occurrence and during the continuance of an Event of Default, the Noteholders of a majority of the then-outstanding aggregate principal amount of the Note may, by written notice to the Fund, declare the outstanding principal amount of this Note and accrued and unpaid interest thereon immediately due and payable.

(d) Upon the occurrence and during the continuance of an Event of Default, the Fund shall not declare any distributions (including, without limitation, dividends, redemptions and repurchases) on common shares (except a dividend payable in common stock of the Fund) until such Event of Default has been cured.

8. Notices. All notices and other communications relating to this Note shall be in writing and shall be deemed given upon the first to occur of (x) deposit with the United States Postal Service or overnight courier service, properly addressed and postage prepaid; (y) transmittal by e-mail properly addressed (with written acknowledgment from the intended recipient such as “return receipt requested” function, return e-mail, or other written acknowledgment); or (z) actual receipt by an employee or agent of the other party. Notices hereunder shall be sent to the following addresses, or to such other address as such party shall specify in writing:

(a)	If to the Fund:

One Corporate Center

Rye, New York 10580-1422

Attention: Peter Goldstein

E-mail: pgoldstein@gabelli.com

(b)	If to the Noteholder:

[The address set out on Appendix A hereto.]8 [The address set out on the Register.]9

9. Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based on, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act.

10. Disputes.

(a) Submission to Jurisdiction. The Fund and each Noteholder irrevocably and unconditionally (A) agrees that any action, suit, or proceeding arising from or relating to this Note may be brought in the courts of the State of New York sitting in New York County, and in the United States District Court for the Southern District of New York, and (B) submits to the exclusive jurisdiction of such courts in any such action, suit, or proceeding. Final judgment against the Fund in any such action, suit, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Venue. The Fund and each Noteholder irrevocably and unconditionally waive, to the fullest extent permitted by law, (i) any objection that it may now or hereafter have to the laying of venue in any action, suit, or proceeding relating to this Note in any court referred to in Section 10(a), and (ii) the defense of inconvenient forum to the maintenance of such action, suit, or proceeding in any such court.

(c) Waiver of Jury Trial. THE FUND AND EACH NOTEHOLDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

11. Successors and Assigns. This Note may be assigned or transferred by each Noteholder to any individual, corporation, company, limited liability company, trust, joint venture, association, partnership, unincorporated organization, governmental authority, or other entity [in accordance with Exhibit A hereto]10. The Fund may not assign any of its rights or obligations under this Note and any purported assignment thereof shall be null and void.

12. Integration. This Note constitutes the entire contract between the Fund and the Noteholder with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

13. Amendments and Waivers. No term of this Note may be waived, modified, or amended, except by an instrument in writing signed by the Fund and a majority in interest of the Noteholders. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

[8]	For Definitive Note.
[9]	For Global Note.
[10]	For Global Note.

14. No Waiver; Cumulative Remedies. No failure by any Noteholder to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The rights, remedies, and powers herein provided are cumulative and not exclusive of any other rights, remedies, or powers provided by law.

15. Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or render such term or provision invalid or unenforceable in any other jurisdiction.

16. Investment Company Act Provisions.

(a) Immediately after the issuance of this Note, this Note will have an asset coverage of at least 300% as provided for in Section 18 of the Investment Company Act.

(b) Provision is hereby made to prohibit the declaration of any dividend (except a dividend payable in stock of the Fund), or the declaration of any other distribution, upon any class of the capital stock of the Fund, or the purchase of any such capital stock, unless, in every such case, such class of senior securities of the Fund has at the time of the declaration of any such dividend or distribution or at the time of any such purchase an asset coverage of at least 300% (as provided for in Section 18 of the Investment Company Act) after deducting the amount of such dividend, distribution, or purchase price, as the case may be, except that dividends may be declared upon any preferred stock if the Note has an asset coverage of at least 200% (as provided for in Section 18 of the Investment Company Act) at the time of declaration thereof after deducting the amount of such dividend.

17. [Global Notes.

(a) Certificate of Authentication. Unless the certificate of authentication hereon has been executed by the Transfer Agent by the manual signature of one of their authorized officers, this Note shall not be valid or obligatory for any purpose.

(b) Minimum Denominations. The Notes are issuable in minimum denominations of U.S.$20,000 and integral multiples of U.S.$1.00 in excess thereof, except as may be necessary to enable the registration of transfer by a Holder of its entire holding of this Note.

(c) Title. Title of this Note shall pass by registration in the Register kept by the Notes Registrar.

(d) Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.]11

[11]	For Global Note.

IN WITNESS WHEREOF, the Fund has executed this Note as of [DATE].

THE GABELLI UTILITY TRUST

By
Name:
Title:

CERTIFICATE OF AUTHENTICATION12

COMPUTERSHARE TRUST COMPANY, N.A.,
as Transfer Agent

By:
Authenticating Agent
Name:
Title:

[12]	For Global Note.

ASSIGNMENT FORM13

For value received

hereby sell, assign and transfer unto

Please insert social security or
other identifying number of assignee

Please print or type name
and address, including zip code,
of assignee:

the within Note and does hereby irrevocably constitute and appoint _____________________________ Attorney to transfer the Note on the books of the Fund with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

13	For Global Note and Definitive Note.

SCHEDULE A14

EXCHANGES IN GLOBAL NOTES

This Note shall be issued in the original principal balance of U.S.$[●] on the Closing Date. The following exchanges of a part of this Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Note Registrar

[14]	For Global Note.

APPENDIX A15

Name of Noteholder:

Address of Noteholder:

Payment Schedule:

Date	Interest Paid	Principal Amount Paid	Unpaid Principal Balance

[15]	For Definitive Note.

EXHIBIT A16

Section 1.01 Defined Terms. As used in the Note, the following terms shall have the meaning specified below:

“Agent Members” shall mean members of, or participants in, the Depository.

“Clearing Agency” shall mean an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Closing Date” shall mean [●], 2023.

“Definitive Note” shall mean the meaning specified in Section 1.02(c)(ii) of this Exhibit A.

“Depository” or “DTC” shall mean The Depository Trust Company, its nominees, and their respective successors.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Global Notes” shall have the meaning specified in Section 1.02(c)(i) of this Exhibit A.

“Holder” or “Noteholder” shall mean any person in whose name a Note is registered pursuant to Section 1.03 of this Exhibit A and Section 11 of the Note.

“Paying Agent” shall mean Computershare Trust Company, N.A., in its capacity as Paying Agent hereunder, authorized by the Fund to pay the principal of or interest on any Note on behalf of the Fund as specified in Section 1.07 of this Exhibit A.

“Record Date” shall mean with respect to any Noteholder and any payment date, the close of business on the Business Day prior to such payment date; provided that the Record Date with respect to the first payment date shall be the Closing Date.

“Register” shall have the meaning assigned to such term in Section 1.03 of this Exhibit A.

“Transfer Agent” shall mean Computershare Trust Company, N.A., in its capacity as Transfer Agent hereunder, authorized by the Fund to exchange or register the transfer of Notes in its capacity as Transfer Agent.

[16]	For Global Note.

Section 1.02 Forms of Notes.

(a) Authorization of Notes. The Fund has authorized the issuance of the Note in an aggregate principal amount of $[●], such term to include any Notes issued in substitution therefor pursuant to Section 1.03 of this Exhibit A.

(b) [Reserved].

(c) Global Notes and Definitive Notes.

(i) The Note may be represented by one or more permanent global notes in definitive, fully registered form without interest coupons (each, a “Global Note”), which shall be registered in the name of Cede & Co., as the nominee of the Depository and deposited with the Transfer Agent, as custodian for the Depository, duly executed by the Fund. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent or the Depository or its nominee, as the case may be, as hereinafter provided.

(ii) The Note may be issued in definitive form, registered in the name of the legal or beneficial owner thereof attached without interest coupons (each, a “Definitive Note” and, together with any Global Notes, collectively, “Notes”), which shall be duly executed by the Fund. The aggregate principal amount of the Definitive Notes may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent or the Depository or its nominee, as the case may be, as hereinafter provided. The form of the Definitive Note shall be substantially as set forth in Exhibit B hereto.

(d) Book-Entry Provisions. This Section 1.02(d) shall apply only to Global Notes deposited with or on behalf of the Depository.

The Fund shall execute and deliver initially one or more Global Notes that shall be (i) registered in the name of the nominee of the Depository for such Global Note or Global Notes and (ii) delivered by the Transfer Agent to such Depository or pursuant to such Depository’s instructions or held by the Transfer Agent’s agent as custodian for the Depository.

Agent Members shall have no rights under this Note with respect to any Global Note held on their behalf by the Transfer Agent, as custodian for the Depository or under the Global Note, and the Depository may be treated by the Fund, the Transfer Agent and any of their respective agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Fund, the Transfer Agent, or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Note.

(e) Delivery of Definitive Notes in Lieu of Global Notes. Except as provided in hereof, owners of beneficial interests in a Global Note shall not be entitled to receive physical delivery of a Definitive Note.

Section 1.03 Register; Transfer.

(a) The Note shall be issued as Global Notes in minimum denominations of $20,000 and integral multiples of $1.00 in excess thereof, except as may be necessary to enable the registration of transfer by a Holder of its entire holding the Note. The Fund hereby appoints Computershare Trust Company, N.A. as the “Notes Registrar” for the purpose of maintaining a register (the “Register”) in which the Notes Registrar shall provide for the registration of Notes and of transfers of Notes. The entries in the Register shall be conclusive absent manifest error, and the Fund and the Holders shall treat each person whose name is recorded (or deemed to be recorded) in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Note, notwithstanding notice to the contrary. The Register shall be available for inspection by any Holder, at any reasonable time and from time to time upon reasonable prior notice; provided, that no Holder shall, in such capacity, have access to, or be otherwise permitted to review any information in the Register other than information with respect to such Holder.

(b) Transfers of Global Notes. Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depository, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 1.02(d) of this Exhibit A and this Section 1.03(b).

(i) Except as otherwise set forth below, transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee. Transfers of a Global Note to a Definitive Note may only be made in accordance with Section 1.06 of this Exhibit A.

(ii) Transfer of Global Notes to Definitive Notes. If, in accordance with Section 1.06 of this Exhibit A, a holder of a beneficial interest in a Global Note wishes at any time to exchange its interest in such Global Note for a Definitive Note or to transfer its interest in such Global Note to a person who wishes to take delivery thereof in the form of a Definitive Note in accordance with Section 1.06 of this Exhibit A, such holder may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for a Definitive Note. Upon receipt by the Transfer Agent or the Notes Registrar of appropriate instructions from DTC, if required, the Transfer Agent or the Notes Registrar shall approve the instructions at DTC to reduce, or cause to be reduced, the Global Note by the aggregate principal amount of the beneficial interest in the Global Note to be transferred or exchanged, record the transfer in the Register in accordance with Section 1.03(a) of this Exhibit A and, the Fund shall execute and deliver one or more Definitive Notes, registered in the names specified in the instructions described above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in the Global Note transferred by the transferor).

(iii) Transfer of Definitive Notes to Global Notes. If a Holder of a Definitive Note wishes at any time to exchange its interest in such Definitive Note for a beneficial interest in a Global Note or to transfer such Definitive Note to a person who wishes to take delivery thereof in the form of a beneficial interest in a Global Note, such Holder may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such Definitive Note for beneficial interest in a Global Note. Upon receipt by the Transfer Agent or the Notes Registrar of (A) a Holder’s Definitive Note properly endorsed for assignment to the transferee; (B) instructions given in accordance with DTC’s procedures from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the Global Notes in an amount equal to the Definitive Notes to be transferred or exchanged; and (C) a written order given in accordance with DTC’s procedures containing information regarding the participant’s account of DTC to be credited with such increase, the Transfer Agent or the Notes Registrar shall cancel such Definitive Note in accordance herewith, record the transfer in the Register in accordance with Section 1.03(a) of this Exhibit A and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the person specified in such instructions a beneficial interest in the corresponding Global Note equal to the principal amount of the Definitive Note transferred or exchanged.

(iv) Other Exchanges. In the event that, pursuant to Section 1.06 of this Exhibit A, a Global Note is exchanged for Definitive Notes, such Notes may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above and as may be from time to time adopted by the Fund and the Transfer Agent.

Section 1.04 Payments of Obligations.

(a) All payments of principal and interest shall be made in US dollars and, in the case of payments of interest, shall be made no later than 5PM (New York City time) on the last day of each calendar month, so long as such day is a Business Day (as defined above). Such payments shall be made by the Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder or its nominee in writing to the Paying Agent from time to time; provided that the Noteholder has provided wiring instructions to the Paying Agent on or before the related Record Date or, if wire transfer cannot be effected, by a US dollar check drawn on a bank, or by a US dollar check mailed to the Noteholder at its address in the Register. The Fund expects that the Depository or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note held by the Depository or its nominee, shall immediately credit the applicable Agent Members’ accounts with payments in amounts proportionate to the respective beneficial interests in such Global Note as shown on the records of the Depository or its nominee. The Fund also expects that payments by Agent Members to owners of beneficial interests in such Global Note held through Agent Members will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of the Agent Members. None of the Fund or the Paying Agent will have any responsibility or liability with respect to any records maintained by the Holder of any Note with respect to the beneficial owners thereof or payments made thereby on account of beneficial interests held therein.

(b) Subject to the provisions of Section 1.05 of this Exhibit A, (i) Holders of Notes as of the Record Date in respect of a payment date shall be entitled to the interest accrued and payable in respect of the Notes and (ii) Holders of Notes as of the Record Date in respect of any date on which principal is payable in respect of the Notes as provided herein shall be entitled to principal payable in respect of the Notes on such date.

(c) Interest on any Note which is payable, and is punctually paid or duly provided for, on any payment date shall be paid to the person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

(d) Notwithstanding anything to the contrary contained herein, all payments of principal and interest due from the Fund hereunder on any payment date shall be applied to the Notes on a pro rata basis based on the outstanding principal amount of the Notes on the related Record Date.

Section 1.05 Persons Deemed Owners The Fund, the Transfer Agent and the Paying Agent, and any of their respective agents may treat as the owner of a Note the person in whose name such Note is registered on the Register on the applicable Record Date for the purpose of receiving payments of principal of and interest and other amounts on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Transfer Agent, the Paying Agent or any of their respective agents shall be affected by notice to the contrary; provided, however, that the Depository, or its nominee, shall be deemed the owner of the Global Notes, and owners of beneficial interests in Global Notes will not be considered the owners of any Notes for the purpose of receiving notices.

Section 1.06 Definitive Notes.

(a) Definitive Notes shall only be issued in the following limited circumstances:

(i) at the discretion of the Fund,

(ii) upon transfer of Global Notes in accordance with the procedures set forth in Section 1.03(b)(iv) of this Exhibit A;

(iii) if a Holder of a Definitive Note wishes at any time to exchange such Definitive Note for one or more Definitive Notes or transfer such Definitive Note to a transferee who wishes to take delivery thereof in the form of a Definitive Note in accordance with this Section 1.06(a)(iii) of this Exhibit A, such Holder may effect such exchange or transfer upon receipt by the Notes Registrar of a Holder’s Definitive Note properly endorsed for assignment to the transferee, upon receipt of which the Notes Registrar shall then cancel such Definitive Note in accordance herewith, record the transfer in the Register in accordance with Section 1.03(a) of this Exhibit A and the Fund shall execute and deliver one or more Definitive Notes bearing the same designation as the Definitive Note endorsed for transfer, registered in the names specified in the assignment described above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Definitive Note surrendered by the transferor);

(iv) in the event that the Depository notifies the Fund that it is unwilling or unable to continue as Depository for a Global Note or if at any time such Depository ceases to be a “Clearing Agency” registered under the Exchange Act and a successor depository is not appointed by the Fund within ninety (90) days of such notice, the Global Notes deposited with the Depository pursuant to Section 1.02 of this Exhibit A hereof shall be transferred to the beneficial owners thereof subject to the procedures and conditions set forth in this Section 1.06 of this Exhibit A.

(b) Any Global Note that is exchanged for a Definitive Note shall be surrendered by the Depository to the office of the Paying Agent together with necessary instruction for the registration and delivery of a Definitive Note to the beneficial owners (or such owner’s nominee) holding the ownership interests in such Global Note. Any such transfer shall be made, without charge, and the Fund shall execute and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of the same authorized denominations. Any Definitive Notes delivered in exchange for an interest in a Global Note shall bear the applicable legend set forth in Exhibit B and shall be subject to the transfer restrictions referred to in such applicable legend. The Holder of each such registered individual Global Note may transfer such Global Note by surrendering it at the office of the Paying Agent.

(c) Subject to the provisions of Section 1.06(b) of this Exhibit A above, the registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Notes.

(d) In the event of the occurrence of either of the events specified in Section 1.06(a) of this Exhibit A above, the Fund shall promptly make available to the Notes Registrar a reasonable supply of Definitive Notes.

Section 1.07 Appointment; Paying Agent. The Fund hereby appoints Computershare Trust Company, N.A. as a Paying Agent for the payment of principal of and interest on the Notes, as Notes Registrar and as Transfer Agent.